Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-260893) pertaining to Bird Global, Inc. 2021 Incentive Awards Plan and Bird Global, Inc. Amended and Restated 2017 Stock Plan of our report dated March 16, 2023, with respect to the consolidated financial statements of Bird Global, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Los Angeles, CA

March 16, 2023